EXHIBIT 99.1


                         1999 EQUITABLE RESOURCES, INC.
                            LONG-TERM INCENTIVE PLAN
                            (As amended May 26, 1999)


SECTION 1.  PURPOSES

            1.01 The purpose of the 1999 Equitable Resources, Inc. Long-Term Incentive Plan (the "Plan") is to assist the Company in attracting, retaining and motivating employees of outstanding ability and to align their interests with those of the shareholders of the Company.

SECTION 2.  DEFINITIONS; CONSTRUCTION

            2.01 Definitions. In addition to the terms defined elsewhere in the Plan, the following terms as used in the Plan shall have the following meanings when used with initial capital letters:

                        2.01.1 "Award" means any Option, Restricted Stock, Performance Award or Other Stock-Based Award, or any other right or interest relating to Shares or cash granted under the Plan.

                        2.01.2 "Award  Agreement"  means any written  agreement,
            contract or other instrument or document evidencing an Award.

                        2.01.3 "Board" means the Company's Board of Directors.

                        2.02.4   "Cause,"   when  used  with   respect   to  the
            termination of employment of a Participant, means:

                                    (a) the willful and continued failure by the
                        Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his duties, and which failure has not been cured within 30 days after such written demand; or

                                    (b) the  willful and  continued  engaging by
                        the Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise, or

                                    (c) the  breach  by the  Participant  of any
            obligation of confidentiality owed to the Company or a Subsidiary.

                        For purposes of this Section 2.02.4,  no act, or failure
            to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board) finding that in the good faith opinion of the Board the Participant is guilty of the conduct set forth above in clauses (a), (b) or (c) of this Section
            2.02.4 and specifying the particulars thereof in detail.

                        2.01.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.

                        2.01.6  "Change of Control" has the meaning  provided in
            Section 9.03.

                        2.01.7 "Committee" means the Compensation Committee or such other Committee of the Board as may be designated by the Board to administer the Plan, as referred to in Section 3.01 hereof; provided however, that any member of the Committee participating in the taking of any action under the Plan shall qualify as a "non-employee director" as then defined under Rule 16b-3 and an "outside director" as then defined under Section 162(m) of the Code.

                        2.01.8 "Common Stock" means shares of the common stock, without par value, and such other securities of the Company as may be substituted for Shares pursuant to Section 8.01 hereof.

                        2.01.9   "Covered   Employee"  shall  have  the  meaning
            provided in Section 162(m)(3) of the Code.

                        2.01.10 "Exchange Act" means the Securities Exchange Act
            of 1934, as amended.

                        2.01.11 "Fair Market Value" of shares of any stock, including but not limited to Common Stock, or units of any other securities (herein "shares"), shall be the closing price for the date as of which Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall in good faith determine the Fair Market Value of such shares or other property on such date. Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                        2.01.12 "Incentive Stock Option" means an Option that is
            intended to meet the requirements of Section 422 of the Code and is designated as such in the Award Agreement relating thereto.

                        2.01.13  "Option"  means a right,  granted under Section
            6.02 hereof, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a nonstatutory stock option, which is an Option not intended to be an Incentive Stock Option.

                        2.01.14 "Other Stock-Based Award" means an Award, granted under Section 6.05 hereof, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares.

                        2.01.15 "Participant" means an employee of the Company or any Subsidiary, including, but not limited to, Covered Employees, who is granted an Award under the Plan.

                        2.01.16 "Performance Award," "Performance Goal" and "Performance Period" shall have the meanings provided in Section 6.04.

                        2.01.17 "Reload Option Rights" and "Reload Option" have the meanings provided in Section 6.02(v).

                        2.01.18  "Restricted Stock" means Shares,  granted under
            Section 6.03 hereof, that are subject to certain restrictions.

                        2.01.19 "Rule 16b-3" means Rule 16b-3 under the Exchange
            Act, as amended from time to time, or any successor to such Rule promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                        2.01.20 "Shares" means the common stock of the Company, without par value, and such other securities of the Company as may be substituted for Shares pursuant to Section 8.01 hereof.

                        2.01.21 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the chain owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                        2.02  Construction.   For  purposes  of  the  Plan,  the
            following rules of construction shall apply:

                        2.02.1 The word "or" is disjunctive  but not necessarily
            exclusive.

                        2.02.2 Words in the singular  include the plural;  words
            in the plural include the singular; words in the neuter gender include the masculine and feminine genders, and words in the masculine or feminine gender include the other and neuter genders.

SECTION 3. ADMINISTRATION

                        3.01 The Plan shall be  administered  by the  Committee.
            The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                        (i)  to designate Participants;

                        (ii) to  determine  the type or types  of  Awards  to be
            granted to each Participant;

                        (iii) to  determine  the number of Awards to be granted,
            the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including, but not limited to, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                        (iv) to determine whether, to what extent and under what
            circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;

                        (v) to determine whether,  to what extent and under what
            circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award shall be deferred, whether automatically or at the election of the Committee or at the election of the Participant;

                        (vi) to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

                        (vii) to  prescribe  the form of each  Award  Agreement,
            which need not be identical for each Participant;

                        (viii) to adopt, amend, suspend,  waive and rescind such
            rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

                        (ix) to correct  any defect or supply  any  omission  or
            reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under the Plan;

                        (x) to make all other  decisions and  determinations  as
            may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

                        (xi) to make such  filings and take such  actions as may
            be required from time to time by appropriate state, regulatory and governmental agencies.

            Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, Participants, any Person claiming any rights under the Plan from or through any Participant, employees and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan and, with respect to Participants who are not subject to Section 16 of the Exchange Act, to take such actions and perform such functions under the Plan as the Committee may specify. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or a Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

SECTION 4.  SHARES SUBJECT TO THE PLAN

            4.01 The maximum net number of Shares which may be issued and in respect of which Awards may be granted under the Plan shall be limited to 3,000,000 shares of Common Stock, subject to adjustment as provided in Section 8.01.

            For purposes of this Section 4.01, the number of Shares to which an Award relates shall be counted against the number of Shares available under the Plan at the time of grant of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the number of Shares available under the Plan at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the number of Shares reserved and available under the Plan in accordance with procedures adopted by the Committee so as to ensure appropriate counting but avoid double counting.

            If any Shares to which an Award relates are forfeited, or payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares, or the Award otherwise terminates without payment being made to the Participant in the form of Shares, any Shares counted against the number of Shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, alternative payment or termination, again be available for Awards under the Plan. If the exercise price of an Award is paid by delivering to the Company Shares previously owned by the Participant, the Shares covered by the Award equal to the number of Shares so delivered shall again be available for Awards under the Plan. Any Shares distributed pursuant to an Award may consist, in whole or part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

SECTION 5.  ELIGIBILITY

            5.01 Awards may be granted only to individuals who are full-time employees (including, without limitation, employees who also are directors or officers and Covered Employees) of the Company or any Subsidiary; provided, however, that no Award shall be granted to any member of the Committee.

SECTION 6.  SPECIFIC TERMS OF AWARDS

            6.01 General. Subject to the terms of the Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to the terms of Section 10.01), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment by the Participant. Except as provided in Section 7.01, or as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.

            6.02 Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                        (i) Exercise  Price.  The exercise price per Share of an
            Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, except as otherwise provided in Section 7.01.

                        (ii) Option Term. The term of each Option shall be determined by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date of grant.

                        (iii) Times and Methods of Exercise. The Committee shall
            determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, and the form of such payment, including, without limitation, cash (including notes or other contractual obligations of Participants to make payment on a deferred basis, to the extent permitted by law), Shares, other outstanding Awards or other property or any combination thereof, having a Fair Market Value on the date of exercise equal to the exercise price, provided, however, that (1) in the case of a Participant who is at the time of exercise subject to Section 16 of the Exchange Act, any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash or in property other than any equity security (as defined by the Exchange Act) of the Company and (2) except as otherwise determined by the Committee, in its discretion, at the time the Option is granted, no shares which have been held for less than six months may be delivered in payment of the exercise price of an Option.

                        Delivery of Shares in payment of the  exercise  price of
            an Option, if authorized by the Committee, may be accomplished through the effective transfer to the Company of Shares held by a broker or other agent. Unless otherwise determined by the Committee, the Company will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of an Option. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the Option shall not be deemed to occur, and no Shares will be issued by the Company upon exercise of an Option, until the Company has received payment in full of the exercise price.

                        Notwithstanding  any other  provision  contained  in the
            Plan or in any Award Agreement, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this Section 6.02(iii), the aggregate Fair Market Value, determined as of the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to nonstatutory stock options.

                        (iv)   Termination  of  Employment.   Unless   otherwise
            determined by the Committee and reflected in the Award Agreement:

                                    (A)  if  a   Participant   shall  die  while
                        employed by the Company or a Subsidiary or during a period following termination of employment during which an Option otherwise remains exercisable under this
                        Section 6.02(iv), Options granted to the Participant, to the extent exercisable at the time of the Participant's death, may be exercised within one year after the date of the Participant's death, but not later than the expiration date of the Option, by the executor or administrator of the Participant's estate or by the Person or Persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.

                                    (B) if the employment of a Participant  with
                        the Company or a Subsidiary shall be involuntarily terminated under circumstances which would qualify the Participant for benefits under the Company's Separation Allowance Plan, or if a Participant shall retire under the terms of any retirement plan of the Company or a Subsidiary or shall terminate his or her employment with the written consent of the Company or a Subsidiary specifically permitting such exercise, Options granted to the Participant, to the extent exercisable at the date of the Participant's termination of employment, may be exercised within 90 days after the date of termination of employment, but not later than the expiration date of the Option.

                                    (C) except to the  extent an Option  remains
                        exercisable  under  paragraph  (A) or (B) above or under
                        Section 9.02, any Option granted to a Participant shall terminate immediately upon the termination of all employment of the Participant with the Company or a Subsidiary.

                        (v) Reload Option Rights. Reload Option Rights if awarded with respect to an Option shall entitle the holder of the Option, upon exercise of the Option or any portion thereof through delivery of previously owned Shares, to automatically be granted on the date of such exercise a new nonstatutory stock option (a "Reload Option") (1) for a number of Shares not exceeding the number of full Shares delivered in payment of the option price of the original Option and any withholding taxes related thereto, (2) having an option price not less than 100% of the Fair Market Value per Share of the Common Stock on such date of grant, (3) having an expiration date not later than the expiration date of the original Option so exercised and (4) otherwise having terms permissible for the grant of an Option under the Plan. Subject to the preceding sentence and the other provisions of the Plan, Reload Option Rights and Reload Options shall have such terms and be subject to such restrictions and conditions, if any, as shall be determined, in its discretion, by the Committee. In granting Reload Option Rights, the Committee, may, in its discretion, provide for successive Reload Option grants upon the exercise of Reload Options granted thereunder. Unless otherwise determined, in its discretion, by the Committee, Reload Option Rights shall entitle the holder of an Option to be granted a Reload Option only if the underlying Option to which they relate is exercised during employment with the Company or a Subsidiary of the original grantee of the underlying Option. Except as otherwise specifically provided herein or required by the context, the term Option as used in this Plan shall include Reload Options granted hereunder.

                        (vi) Individual  Option Limit.  The aggregate  number of
            Shares for which Options may be granted under the Plan to any single Participant shall not exceed 750,000 Shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code and, to the extent consistent with Section 162(m) of the Code, in accordance with
            Section 4.01 hereof. To the extent consistent with Section 162(m) of the Code, in applying this limitation a Reload Option shall not be deemed to increase the number of Shares covered by the original underlying Option grant.

            6.03 Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                        (i) Issuance and Restrictions. Restricted Stock shall be
            subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine at the time of grant or thereafter.

                        (ii) Forfeiture.  Except as otherwise  determined by the
            Committee at the time of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions on Restricted Stock.

                        (iii) Certificates for Shares.  Restricted Stock granted
            under the Plan may be evidenced in such manner as the Committee shall determine, including, without limitation, issuance of certificates representing Shares. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

            6.04 Performance Awards. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

                        (i) Right to Payment. A Performance Award shall represent a right to receive Shares, cash, other property or any combination thereof based on the achievement, or the level of achievement, during a specified Performance Period of one or more Performance Goals established by the Committee at the time of the Award.

                        (ii) Terms of Performance Awards. At the time a Performance Award is granted, the Committee shall cause to be set forth in the Award Agreement or otherwise in writing (1) the Performance Goals applicable to the Award and the Performance Period during which the achievement of the Performance Goals shall be measured, (2) the amount which may be earned by the Participant based on the achievement, or the level of achievement, of the Performance Goals or the formula by which such amount shall be determined and (3) such other terms and conditions applicable to the Award as the Committee may, in its discretion, determine to include therein. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Committee may retain the discretion to reduce (but not to increase) the amount of a Performance Award which will be earned based on the achievement of Performance Goals.

                        (iii) Performance Goals.  "Performance Goals" shall mean
            one or more preestablished, objective measures of performance during a specified Performance Period by the Company, a Subsidiary or Subsidiaries, any branch, department or other portion thereof or the Participant individually, selected by the Committee in its discretion to determine whether Performance Award has been earned in whole or in part. Performance Goals may be based on earnings per share, net income, revenue growth, revenues, expenses, return on equity, return on total capital or return on assets. Performance Goals based on such performance measures may be based either on the performance of the Company, Subsidiary or portion thereof under such measure for the Performance Period and/or upon a comparison of such performance with the performance of a peer group of corporations selected or defined by the Committee at the time of making a Performance Award. The Committee may in its discretion also determine to use other objective performance measures as Performance Goals.

                        (iv) Committee  Certification.  Following  completion of
            the applicable Performance Period, and prior to any payment of a Performance Award to the Participant, the Committee shall determine in accordance with the terms of the Performance Award and shall certify in writing whether the applicable Performance Goal or Goals were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Committee at which certification is made shall be sufficient to satisfy the requirement of a written certification.

                        (v) Maximum Individual Performance Award Payments.  With
            respect to all Performance Periods ending in any one calendar year, the maximum amount which may be earned by any single Participant under all Performance Awards granted under the Plan shall be limited to $1,000,000. In applying this limit, the amount of any cash or the Fair Market Value of any Shares or other property earned by a Participant shall be measured as of the close of the applicable Performance Period, regardless of the fact that certification by the Committee and actual payment to the Participant may occur in a subsequent calendar year or years.

            6.05 Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, Shares awarded which are not subject to any restrictions or conditions, convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares, as the Committee in its discretion may determine. In the discretion of the Committee, such Other Stock-Based Awards, including Shares, or other types of Awards authorized under the Plan, may be used in connection with, or to satisfy obligations of the Company or a Subsidiary under, other compensation or incentive plans, programs or arrangements of the Company or any Subsidiary for eligible Participants, including without limitation the Short-Term Incentive Compensation Plan, the Deferred Compensation Plan and executive contracts.

            The Committee shall determine the terms and conditions of Other Stock-Based Awards. Except as provided in Section 7.01, Shares or securities delivered pursuant to a purchase right granted under this Section 6.05 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, Shares, outstanding Awards or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such Shares or other securities on the date of grant of such purchase right. Delivery of Shares or other securities in payment of a purchase right, if authorized by the Committee, may be accomplished through the effective transfer to the Company of Shares or other securities held by a broker or other agent. Unless otherwise determined by the Committee, the Company will also cooperate with any person exercising a purchase right who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares or securities received upon exercise of a purchase right are sold through the broker or other agent, or under which the broker or other agent makes a loan to such person, for the purpose of paying the exercise price of a purchase right. Notwithstanding the preceding sentence, unless the Committee, in its discretion, shall otherwise determine, the exercise of the purchase right shall not be deemed to occur, and no Shares or other securities will be issued by the Company upon exercise of a purchase right, until the Company has received payment in full of the exercise price.

            6.06 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, another Award or other property, based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

SECTION 7.  GENERAL TERMS OF AWARDS
            7.01 Stand-Alone, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for, any other Award granted under the Plan or any award granted under the Management Incentive Compensation Plan, or any other plan, program or arrangement of the Company or any Subsidiary (subject to the terms of Section 10.01) or any business entity acquired or to be acquired by the Company or a Subsidiary, except that an Incentive Stock Option may not be granted in tandem with other Awards or awards. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards. The exercise price of any Option or the purchase price of any other Award conferring a right to purchase Shares:

                        (i) granted in substitution for an outstanding  Award or
            award shall be not less than the Fair Market Value of Shares at the date such substitute Award is granted; provided, however, that (1) except in the case of (a) an Incentive Stock Option or (b) an Option granted to a Covered Employee, the exercise, grant or purchase price per share of the substituted Award may be reduced to reflect the Fair Market Value of the Award or award required to be surrendered by the Participant as a condition to receipt of such substitute Award, and (2) in the case of any Participant, the Committee may, in lieu of such price reduction, make an additional Award or payment to the Participant reflecting the Fair Market Value of the Award or award required to be surrendered; or

                        (ii) retroactively granted in tandem with an outstanding
            Award or award shall be not less than the lesser of the Fair Market Value of Shares at the date of grant of the later Award or the Fair Market Value of Shares at the date of grant of the earlier Award.

            7.02 Certain Restrictions Under Rule 16b-3. Upon the effectiveness of any amendment to Rule 16b-3, this Plan and any Award Agreement for an outstanding Award held by a Participant then subject to Section 16 of the Exchange Act shall be deemed to be amended, without further action on the part of the Committee, the Board or the Participant, to the extent necessary for Awards under the Plan or such Award Agreement to qualify for the exemption provided by Rule 16b-3, as so amended, except to the extent any such amendment requires shareholder approval.

            7.03 Decisions Required to be Made by the Committee. Other provisions of the Plan and any Award Agreement notwithstanding, if any decision regarding an Award or the exercise of any right by a Participant, at any time such Participant is subject to Section 16 of the Exchange Act, is required to be made or approved by the Committee in order that a transaction by such Participant will be exempt under Rule 16b-3, then the Committee shall retain full and exclusive power and authority to make such decision or to approve or disapprove any such decision by the Participant.

            7.04 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

            7.05 Form of Payment of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine at the time of grant or thereafter (subject to the terms of Section 10.01), including, without limitation, cash, Shares, other Awards or other property or any combination thereof, and may be made in a single payment or substitution, in installments or on a deferred basis, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee. Such rules and procedures or determinations may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

            7.06 Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any Person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any Person other than the Company or a Subsidiary. Except to the extent otherwise determined by the Committee, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution, and any Option or other right to purchase or acquire Shares granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant. A beneficiary, guardian, legal representative or other Person claiming any rights under the Plan from or through any Participant shall be subject to all the terms and conditions of the Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee.

            7.07 Registration and Listing Compliance. No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any state securities law or subject to a listing requirement under any listing agreement between the Company and any national securities exchange, and no Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.

            7.08 Stock Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other Person as the Committee may designate.

SECTION 8.  ADJUSTMENT PROVISIONS

            8.01 In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Shares which may thereafter be issued in connection with Awards; (ii) the number and kind of Shares issued or issuable in respect of outstanding Awards; and (iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that (1) with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code and (2) with respect to Options or Performance Awards held by a Covered Employee, no such adjustment shall be authorized to the extent that such authority would cause such Awards to fail to qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria of, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that (1) with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code and (2) with respect to Options or Performance Awards held by a Covered Employee, no such adjustment shall be authorized to the extent that such authority would cause such Awards to fail to qualify as "performance-based compensation" under Section 162(m)(4)(C) of the Code.

SECTION 9.  CHANGE OF CONTROL PROVISIONS

            9.01 Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise determined by the Committee at the time of grant of an Award or unless otherwise provided in the applicable Award Agreement, if the shareholders of the Company shall approve a transaction which upon consummation would constitute a Change of Control of the Company, or if any Change of Control of the Company not subject to shareholder approval shall occur:

                        (i)  all  outstanding   Awards  pursuant  to  which  the
            Participant may have rights, the exercise of which is restricted or limited, shall become fully exercisable;

                        (ii) all restrictions or limitations (including risks of
            forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse unless prior to such lapse the right to lapse of restrictions or limitations is waived or deferred by the Participant; and

                        (iii) all performance  criteria and other  conditions to
            payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company.

            9.02 Termination of Employment Following Change of Control. If within three years following the date of any Change of Control the employment of a Participant shall be terminated voluntarily or involuntarily for any reason other than for Cause, then unless otherwise provided in the applicable Award Agreement, and in addition to any other rights of post-termination exercise which the Participant (or other holder of the Award) may have under the Plan or the applicable Award Agreement, any Option or other Award granted to the Participant and outstanding on the date of the Change of Control, the payment or receipt of which is dependent upon exercise by the Participant (or other holder of the Award) shall be exercisable for a period of 90 days following the date of such termination of employment but not later than the expiration date of the Award.

            9.03 Definition of Change of Control. For purposes of this Section 9, a "Change of Control" of the Company shall mean any of the following events:

                        (a) The sale or other  disposition by the Company of all
            or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the outstanding Common Stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and voting power immediately prior to such sale or disposition;

                        (b) The  acquisition in one or more  transactions by any
            person or group, directly or indirectly, of beneficial ownership of twenty percent or more of the outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that any acquisition by (x) the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (y) any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as in effect on the effective date of the Plan) to file a statement on Schedule 13G with respect to its beneficial ownership of Common Stock and other voting securities, whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on Schedule 13D with respect to beneficial ownership of fifteen percent or more of the Company's voting securities, shall not constitute a Change of Control;

                        (c) The Company's termination of its business and liquidation of its assets;

                        (d) There is consummated a merger, consolidation, reorganization, share exchange, or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction: (i) all or substantially all of the persons who were the beneficial owners of the outstanding Commons Stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than 60% of the outstanding shares of Commons Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company's assets through one or more subsidiaries (a "Parent Company")) in substantially the same proportion as their ownership of the Common Stock and other voting securities of the Company immediately prior to the consummation of the transaction, (ii) no person (other than the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company) beneficially owns, directly or indirectly, 20% or more of the outstanding shares of Common Stock or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and
            (iii) individuals who were members of the Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (i) above is satisfied in connection with the transaction, such Parent Company); or

                        (e) The  following  individuals  cease for any reason to
            constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Plan or whose appointment, election or nomination for election was previously so approved.

SECTION 10.  AMENDMENTS TO AND TERMINATION OF THE PLAN

            10.01 The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that except as provided in
Section 7.02, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that except as provided in Section 7.02, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him; and provided further that, except as provided in Section 8.01 of the Plan, the exercise price of any outstanding Option may not be reduced, whether through amendment, cancellation or replacement, unless such reduction is approved by the shareholders of the Company.

SECTION 11.  GENERAL PROVISIONS

            11.01 No Right to Awards; No Shareholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees, except as provided in any other compensation arrangement. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.

            11.02 Withholding. To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Company, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an Award. The Company shall not be required to issue any Shares or make any cash or other payment under the Plan until such obligations are satisfied.

            The Company is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of Shares, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive Shares, Awards or other property and to make cash payments in respect thereof in satisfaction of such tax obligations.

            11.03 No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation arrangement.

            11.04 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

            11.05 No Limit on Other Compensatory Arrangements. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements which relate to Awards under the
Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in the Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.

            11.06 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

            11.07 Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable Federal law.

            11.08 Severability. If any provision of the Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, it shall be deleted and the remainder of the Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.

SECTION 12.  EFFECTIVE DATE AND TERM OF THE PLAN

            12.01 The effective date and date of adoption of the Plan shall be March 17, 1999, the date of adoption of the Plan by the Board, provided that such adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of shareholders held on or prior to March 16, 2000 at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. Notwithstanding anything else contained in the Plan or in any Award Agreement, no Option or other purchase right granted under the Plan may be exercised, and no Shares may be distributed pursuant to any Award granted under the Plan, prior to such shareholder approval or prior to any required approval or consent from those governmental agencies having jurisdiction in these matters. In the event such shareholder or regulatory approval is not obtained, all Awards granted under the Plan shall automatically be deemed void and of no effect. Absent additional shareholder approval, (1) no Performance Award may be granted under the Plan subsequent to the Company's Annual Meeting of Shareholders in 2004, (2) no Performance Period for any Performance Award granted under the Plan may end later than December 31, 2007 and (3) no other Award may be granted under the Plan subsequent to March 16, 2009, except that Reload Options may be granted pursuant to Reload Option Rights then outstanding.